Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

NUMBER UNITS
U-

SEE REVERSE FOR
CERTAIN
DEFINITIONS

Green Visor Financial Technology Acquisition Corp. I

CUSIP [  ]

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE-HALF OF ONE
REDEEMABLE WARRANT TO PURCHASE ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ________________________________________________________

is the owner of ________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Ordinary Shares”), of Green Visor Financial Technology Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), and one-half (1/2) of one warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder to purchase one (1) Class A Ordinary Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty days after the Company’s completion of a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (each a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to ___________, 2021, unless Mizuho Securities USA LLC elects to allow earlier separate trading, subject to the Company’s filing with the Securities and Exchange Commission of a Current Report on Form 8-K containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the initial public offering and issuing a press release announcing when separate trading will begin. No fractional warrants will be issued upon separation of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signatures of its duly authorized officers.

By
	Chief Executive Officer and Chairman of the Board	Vice President and Chief Financial Officer

Green Visor Financial Technology Acquisition Corp. I

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT — ______ Custodian ________ (Cust) (Minor) under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sells, assigns and transfers unto ____________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

       (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated _______________________________

Notice:
The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C. RULE
17Ad-15 OR ANY SUCCESSOR RULES).

In each case, as more fully described in the Company’s final prospectus dated __________, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination within the time period set forth therein or (b) with respect to any other provisions relating to the rights of holders of the Company’s Class A ordinary shares, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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